Exhibit 32.1

CERTIFICATION OF

CHIEF EXECUTIVE OFFICER

OF ANTERO RESOURCES CORPORATION

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Annual Report on Form 10-K of Antero Resources Corporation for the year ended December 31, 2013, I, Paul M. Rady, Chairman and Chief Executive Officer of Antero Resources Corporation, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.                                      This Annual Report on Form 10-K for the year ended December 31, 2013 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.                                      The information contained in this Annual Report on Form 10-K for the year ended December 31, 2013 fairly presents, in all material respects, the financial condition and results of operations of Antero Resources Corporation for the periods presented therein.

Date: February 27, 2014

/s/ Paul M. Rady
Paul M. Rady
Chairman of the Board and Chief Executive Officer